Exhibit 99.1

Astrana Health, Inc. Reports Fourth Quarter and Year End 2025 Results

Company to Host Conference Call on Monday, March 2, 2026, at 5:30 a.m. PT/8:30 a.m. ET

•	Reports total revenue for the year ended of $3,181.8 million, up 56% year-over-year, and at the higher end of guidance

•	Reports adjusted EBITDA for the year ended of $205.4 million and free cash flow(1) of $104.5 million

ALHAMBRA, Calif., March 2, 2026 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading physician-centric, technology-powered, risk-bearing healthcare management company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the fourth quarter and year ended December 31, 2025.

“Astrana delivered record revenue, adjusted EBITDA, and free cash flow in 2025, demonstrating the strength and predictability of our fully delegated, payer-agnostic care model and AI-enabled technology platform in a dynamic operating environment,” said Brandon Sim, President and Chief Executive Officer of Astrana Health. “Our disciplined approach to risk, strong physician alignment, and technology-enabled clinical infrastructure drove consistent performance while creating measurable value for patients through improved outcomes, greater access, and lower total cost of care. As we move through 2026, with Prospect Health integration ahead of schedule, we are confident in our ability to deliver on guidance that reflects approximately 24% revenue growth and 29% adjusted EBITDA growth at the midpoint.”

Financial Highlights for Year Ended December 31, 2025:

All comparisons are to the year ended December 31, 2024 unless otherwise stated.

•	Total revenue of $3,181.8 million, up 56% from $2,034.5 million

•	Care Partners revenue of $3,022.6 million, up 55% from $1,949.0 million

•	Net income attributable to Astrana of $22.5 million

•	Earnings per share ("EPS") - diluted of $0.46

•	Adjusted EBITDA(2) of $205.4 million, up 21% from $170.4 million

•	Adjusted EPS - diluted(3) of $2.20

Financial Highlights for the Fourth Quarter 2025:

All comparisons are to the quarter ended December 31, 2024 unless otherwise stated.

•	Total revenue of $950.5 million, up 43% from $665.2 million

•	Care Partners revenue of $892.5 million up 38% from $647.7 million

•	Net income attributable to Astrana of $6.0 million

•	EPS - diluted of $0.12

•	Adjusted EBITDA(2) of $52.5 million, up 50% from $35.0 million

•	Adjusted EPS - diluted(3) of $0.54

(1)	See reconciliation provided with the condensed consolidated statements of cash flow and “Use of Non-GAAP Financial Measures” below for additional information.

(2)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted” and “Use of Non-GAAP Financial Measures” below for additional information.

(3)	See “Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Update on Annual Report Filing

The Company will be filing a Form 12b-25 with the Securities and Exchange Commission to extend the deadline for its Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) due to a material weakness in internal control over financial reporting, which is expected to relate to, but may not be limited to, the Company’s acquisition and purchase accounting processes. This matter relates to the timing and documentation of certain control procedures and does not reflect any material misstatement of the Company’s financial results, nor does it result in any restatements of historical periods. The Company currently expects to file the 2025 Form 10-K within the fifteen-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, and is making targeted investments in our accounting organization to accelerate remediation.

Stock Repurchase Program

The Board of Directors has increased the maximum aggregate amount of shares of the Company’s common stock that may be purchased under the Company’s existing share repurchase program from $50 million to $100 million. Repurchases may be made through a variety of methods, which could include open market purchases, accelerated share repurchase transactions, negotiated block transactions, 10b5-1 plans, other transactions that may be structured through investment banking institutions or privately negotiated, or a combination of the foregoing. The amount and timing of future repurchases, if any, may vary depending on management’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the level of operating, financing and other investing activities, and other considerations. The repurchase authorization does not have an expiration date.

The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. During the three months ended December 31, 2025, 633,844 shares were repurchased under the Company’s share repurchase plan. As of December 31, 2025, $35.9 million remained available under the repurchase plan. The Company may determine to continue to make repurchases under the program following the filing of the Form 10-K for the year ended December 31, 2025.

Segment Results for Year Ended December 31, 2025:

All comparisons are to the year ended December 31, 2024 unless otherwise stated.

	Year Ended December 31, 2025
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$3,022,602	$250,742	$246,660	$(338,235)	$—	$3,181,769
% change vs. prior year	55%	83%	59%
Cost of services	2,615,578	203,895	148,629	(127,863)	—	2,840,239
General and administrative	217,656	45,004	52,130	(210,400)	112,866	217,256
Depreciation and amortization	34,401	3,858	6,185	—	1,305	45,749
Total expenses	2,867,635	252,757	206,944	(338,263)	114,171	3,103,244

Income (loss) from operations	$154,967	$(2,015)	$39,716	$28 (1)	$(114,171)	$78,525
% change vs. prior year	10%	*	117%

(1) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

* Percentage change of over 500%

2026 Guidance:

Astrana is providing the following guidance for total revenue and Adjusted EBITDA for the three months ending March 31, 2026 and the year ending December 31, 2026 based on the Company’s existing business, current view of existing market conditions, and assumptions.

	Three Months Ending March 31, 2026		Year Ending December 31, 2026
	Guidance Range		Guidance Range
($ in millions)	Low	High	Low	High
Total revenue	$900	$1,000	$3,800	$4,100
Adjusted EBITDA	$60	$70	$250	$280

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 5:30 a.m. PT/8:30 a.m. ET today (Monday, March 2, 2026), during which management will discuss the results of the fourth quarter and year end December 31, 2025. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810

International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=CAALhYDU

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and over 1.6 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2026, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts, as well as statements regarding the Company’s expectations regarding the timing of filing its 2025 Form 10-K, the expected material weakness in internal control over financial reporting and the Company’s ability to remediate any such material weakness in a timely manner, the consistency of the financial statements in the 2025 Form 10-K with the financial information in this earnings release and the completion of matters necessary to permit filing by the extension deadline. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s last Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q filed with the SEC. Any forward-looking statements made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations

Carolyne Sohn
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024
Assets

Current assets
Cash and cash equivalents	$429,474	$288,455
Receivables, net (including amounts with related parties)	374,465	275,990
Income taxes receivable	1,799	19,316
Other receivables	26,385	29,496
Prepaid expenses and other current assets	26,264	25,239
Loans receivable	4,926	—

Total current assets	863,313	638,496

Non-current assets
Property and equipment, net	58,693	14,274
Intangible assets, net	270,968	118,179
Goodwill	863,944	419,253
Income taxes receivable, non-current	26,220	15,943
Loans receivable, non-current	48,724	51,266
Investments in other entities – equity method	25,637	39,319
Investments in privately held entities	2,896	8,896
Operating lease right-of-use assets	35,738	32,601
Other assets	22,528	16,667

Total non-current assets	1,355,348	716,398

Total assets (1)	$2,218,661	$1,354,894

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$195,912	$106,142
Fiduciary accounts payable	3,524	8,223
Medical liabilities	335,705	209,039
Operating lease liabilities	7,809	5,350
Current portion of long-term debt	47,865	9,375
Other liabilities	24,458	27,479

Total current liabilities	615,273	365,608

Non-current liabilities
Deferred tax liability	5,491	4,555
Operating lease liabilities, net of current portion	31,552	30,654
Long-term debt, net of current portion and deferred financing costs	990,904	425,299
Other long-term liabilities	17,107	14,610

Total non-current liabilities	1,045,054	475,118

Total liabilities (1)	$1,660,327	$840,726

Mezzanine deficit
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(234,962)	(202,558)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, and zero shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 48,885,358 and 47,929,872 shares issued and outstanding, excluding 10,571,011 and 10,603,849 treasury shares, as of December 31, 2025 and December 31, 2024, respectively	49	48
Additional paid-in capital	470,863	426,389
Retained earnings	308,379	286,283
Total stockholders’ equity	779,291	712,720

Non-controlling interest	14,005	4,006

Total equity	793,296	716,726

Total liabilities, mezzanine deficit, and stockholders’ equity	$2,218,661	$1,354,894

(1)	The Company’s consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $1,276.5 million and $712.3 million as of December 31, 2025 and December 31, 2024, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $376.0 million and $207.9 million as of December 31, 2025 and December 31, 2024, respectively. These VIE balances do not include $152.2 million of investment in affiliates and $58.3 million of amounts due from affiliates as of December 31, 2025, and $224.9 million of investment in affiliates and $48.1 million of amounts due to affiliates as of December 31, 2024, as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Capitation, net	$862,814	$616,900	$2,924,265	$1,856,785
Risk pool settlements and incentives	25,508	28,660	86,199	86,224
Management fee income	10,290	5,550	30,394	13,979
Fee-for-service, net	39,787	7,743	112,635	62,331
Other revenue	12,127	6,356	28,276	15,221

Total revenue	950,526	665,209	3,181,769	2,034,540

Operating expenses
Cost of services, excluding depreciation and amortization	855,483	614,730	2,840,239	1,763,152
General and administrative expenses	60,247	41,633	217,256	154,111
Depreciation and amortization	16,401	8,126	45,749	27,927

Total expenses	932,131	664,489	3,103,244	1,945,190

Income from operations	18,395	720	78,525	89,350

Other expense
Income from equity method investments	1,176	1,564	1,708	4,451
Interest expense	(17,520)	(8,069)	(49,928)	(33,097)
Interest income	3,987	3,221	12,157	14,508
Unrealized gain (loss) on investments	769	316	(68)	731
Other income (loss)	699	353	(2,788)	4,875

Total other expense, net	(10,889)	(2,615)	(38,919)	(8,532)

Income (loss) before provision for income taxes	7,506	(1,895)	39,606	80,818

Provision for income taxes	944	5,882	15,530	30,886

Net income (loss)	6,562	(7,777)	24,076	49,932

Net income (loss) attributable to noncontrolling interests	563	(826)	1,589	6,783

Net income (loss) attributable to Astrana Health, Inc.	$5,999	$(6,951)	$22,487	$43,149

Earnings (loss) per share – basic	$0.12	$(0.15)	$0.46	$0.91

Earnings (loss) per share – diluted	$0.12	$(0.15)	$0.46	$0.90

Weighted average shares of common stock outstanding – basic	49,230,904	47,823,360	49,075,727	47,597,295

Weighted average shares of common stock outstanding – diluted	49,527,521	47,823,360	49,369,685	47,974,334

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$24,076	$49,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,749	27,927
Amortization of debt issuance cost	4,050	1,828
Share-based compensation	38,601	34,536
Non-cash lease expense	6,647	5,278
Deferred tax	(4,287)	(4,249)
Change in fair value of contingent consideration liabilities	5,166	3,526
Other	(2,307)	(2,967)
Changes in operating assets and liabilities, net of business combinations	(3,098)	(63,613)
Net cash provided by operating activities	114,597	52,198

Cash flows from investing activities
Payments for business and asset acquisition, net of cash acquired	(548,604)	(146,260)
Purchases of investments – equity method	—	(5,968)
Purchase of call option issued in conjunction with equity method investment	—	(3,907)
Issuance of loans receivable	(1,708)	(26,000)
Purchases of property and equipment	(10,106)	(8,031)
Proceeds from sale of equity method investment	15,100	—
Other	6,319	(2,229)
Net cash used in investing activities	(538,999)	(192,395)

Cash flows from financing activities
Dividends paid	(7,885)	(4,036)
Repayments on debt	(495,289)	(18,500)
Borrowings on debt	1,119,300	171,875
Taxes paid from net share settlement of restricted stock	(6,169)	(4,662)
Repurchase of treasury shares	(15,429)	(937)
Deferred financing cost	(19,205)	—
Payment of financing obligation	—	(8,542)
Payment of contingent consideration liabilities	(8,284)	(518)
Other	2,307	466
Net cash provided by financing activities	569,346	135,146

Net increase (decrease) in cash, cash equivalents, and restricted cash	144,944	(5,051)

Cash, cash equivalents, and restricted cash, beginning of year	289,101	294,152

Cash, cash equivalents, and restricted cash, end of year	$434,045	$289,101

Supplemental disclosures of cash flow information
Cash paid for income taxes	(1)	$43,936
Cash paid for interest	$45,767	$30,419

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$11,875	$14,117
Common stock issued in business combination	$—	$21,952
Common stock issued for contingent consideration payment	$2,600	$4,023
Acquisition of business through loan conversion	$—	$5,175
Draw on letter of credit through Revolver Loan	$—	$4,732
Elimination of note payable upon consolidation	$9,488	$—
Reclass of investment – Third Way Health	$6,000	$—
Repurchase of treasury shares outstanding payable	$922	$—
Dividend paid in form of stock	$21,935	$—

(1)	Following the adoption of ASC 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures”, cash paid for income taxes is presented net of tax refunds, for the year ended December 31, 2025 and prospectively, under Item 8 of the Company's Annual Report on Form 10-K.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	December 31,
	2025	2024
Cash and cash equivalents	$429,474	$288,455
Restricted cash (1)	4,571	646
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$434,045	$289,101

(1)	Restricted cash is included in other assets on the consolidated balance sheets.

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for the years ended December 31, 2025 and 2024 (in thousands):

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	December 31,
	2025	2024
Net cash provided by operating activities	$114,597	$52,198
Cash used in purchases of property and equipment	(10,106)	(8,031)
Free cash flow	$104,491	$44,167

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of net income (loss) to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three months and years ended December 31, 2025 and 2024. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$6,562	$(7,777)	$24,076	$49,932
Interest expense	17,520	8,069	49,928	33,097
Interest income	(3,987)	(3,221)	(12,157)	(14,508)
Provision for income taxes	944	5,882	15,530	30,886
Depreciation and amortization	16,401	8,126	45,749	27,927
EBITDA	37,440	11,079	123,126	127,334

Income from equity method investments	(1,176)	(1,564)	(1,708)	(4,451)
Other, net	4,808 (1)	10,288 (2)	45,405 (3)	12,951 (4)
Stock-based compensation	11,382	15,235	38,601	34,536
Adjusted EBITDA	$52,454	$35,038	$205,424	$170,370

Total revenue	$950,526	$665,209	$3,181,769	$2,034,540

Adjusted EBITDA margin	6%	5%	6%	8%

(1)	Other, net, for the three months ended December 31, 2025 relates to $2.3 million for transaction and integration costs primarily for the acquisition of Prospect, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.

(2)	Other, net for the three months ended December 31, 2024 relates to transaction costs incurred for our investments, to anticipated recoveries from one time losses relating to third party payer payments associated with the Collaborative Health Systems, LLC ("CHS") transaction, and non-cash change in the fair value of our call option.

(3)	Other, net, for the year ended December 31, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC HP, $25.9 million for transaction and integration costs primarily for the acquisition of Prospect, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, certain costs and final settlement for some of our acquisitions, and severance fees incurred, partially offset by employer retention tax credits related to COVID-19 relief.

(4)	Other, net for the year ended December 31, 2024 relates to transaction costs incurred for our investments and tax restructuring fees, anticipated recoveries from one-time losses relating to third party payor payments associated with the CHS transaction, a financial guarantee via a letter of credit that we provided in support of two local provider-led ACOs, non-cash gain on debt extinguishment related to one of our promissory note payables, non-cash realized loss from the sale of one of our marketable equity securities, non-cash changes related to change in the fair value of our call option, non-cash change in the fair value of our financing obligation to purchase the remaining equity interests in one our investments, non-cash changes in the fair value of our contingent liabilities, non-cash changes in the fair value of the Company's Collar Agreement, and reimbursement from a related party of the Company for taxes associated with the Excluded Assets spin-off

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted

Set forth below are reconciliations of net income (loss) to adjusted net income attributable to Astrana as well as the reconciliation to adjusted EPS - diluted for the three months and years ended December 31, 2025 and 2024.

	Three Months Ended December 31,				Years Ended December 31,
(in thousands, except for share and per share data)	2025		2024		2025		2024
Net income (loss)	$6,562		$(7,777)		$24,076		$49,932
Income from equity method investments	(1,176)		(1,564)		(1,708)		(4,451)
Other, net (1)	4,808		10,288		45,405		12,951
Stock-based compensation	11,382		15,235		38,601		34,536
Amortization of intangibles	14,128		7,567		40,747		25,608
Tax adjustments	(5,485	)(2)	(5,411	)(3)	(25,337	)(2)	(13,902	)(3)
Adjusted non-controlling interest	(3,300	)(4)	(2,186	)(5)	(13,203	)(4)	(11,629	)(5)
Adjusted net income attributable to Astrana Health, Inc.	$26,919		$16,152		$108,581		$93,045

Weighted average shares of common stock outstanding – diluted	49,527,521		47,823,360		49,369,685		47,974,334

Adjusted earnings per share - diluted	$0.54		$0.34		$2.20		$1.94

(1)	The components of other, net, as set forth in the table above, are described in the footnotes to the table under “Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin”. Please see the footnotes for additional information.

(2)	Tax adjustments for the three months and year ended December 31, 2025, includes the tax effect for, at a 27.1% statutory blended tax rate, the adjustments made to net income of $7.9 million and $33.3 million, respectively, partially offset by 162(m) impact of $2.4 million and $7.5 million, respectively.

(3)	Tax adjustments for the three months and year ended December 31, 2024, includes the tax effect for, at a 28.0% statutory blended tax rate, the adjustments made to net (loss) income of $8.8 million and $19.2 million, respectively, partially offset by 162(m) impact of $3.4 million and $5.3 million, respectively.

(4)	Includes net income attributable to non-controlling interests ("NCI") of $0.6 million and $1.6 million, respectively, and adjustments attributable to NCI of $2.7 million and $11.6 million, respectively, for the three months and year ended December 31, 2025.

(5)	Includes net loss and income, respectively, attributable to NCI of $0.8 million and $6.8 million, respectively, and adjustments attributable to NCI of $3.0 million and $4.8 million, respectively, for the three months and year ended December 31, 2024.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net income	$54,000	$74,000
Interest expense	51,000	55,000
Provision for income taxes	38,000	44,000
Depreciation and amortization	65,000	65,000
EBITDA	208,000	238,000

Income from equity method investments	(4,000)	(4,000)
Other, net	7,000	7,000
Stock-based compensation	39,000	39,000
Adjusted EBITDA	$250,000	$280,000

The Company has not provided a quantitative reconciliation of EBITDA and Adjusted EBITDA for the three months ending March 31, 2026 to the most comparable GAAP measure on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated for the three month period. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company's control.

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, adjusted net income attributable to Astrana, and adjusted EPS - diluted, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income (loss). This press release also contains the non-GAAP financial measure free cash flow, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net cash provided by operating activities. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA, Adjusted EPS – diluted, and free cash flow as supplemental performance measures of our operations, for financial and operational decision-making, and as supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue. Adjusted net income attributable to Astrana is calculated as net income (loss), excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, amortization of intangibles, certain tax adjustments, and amounts related to non-controlling interest. The Company defines adjusted EPS - diluted as adjusted net income attributable to Astrana over weighted average shares of common stock outstanding - diluted. The Company defines free cash flow as net cash provided by operating activities and cash used in purchases of property and equipment.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA, Adjusted EBITDA, adjusted net income attributable to Astrana, adjusted EPS – diluted, and free cash flow differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.